SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 27, 2002
(To Prospectus dated December 14, 2001)



                              CWABS MASTER TRUST
                       (for the Series 2002-D Subtrust)
                                    Issuer

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer




         Revolving Home Equity Loan Asset Backed Notes, Series 2002-D

                                --------------


---------------------------
The notes represent
obligations of the
CWABS Master Trust              The Notes
for the Series 2002-D
Subtrust only and not of        o  This supplement relates to the offering of
any other series trus of           the notes of the series referenced above.
the CWABS Master                   This supplement does not contain complete
Trust and do not                   information about the offering of the
represent an interest in           notes. Additional information is contained
or obligation of                   in the prospectus supplement dated June 27,
CWABS, Inc.,                       2002, prepared in connection with the
Countrywide Home                   offering of the notes of the series
Loans, Inc., or any of             referenced above, as supplemented by the
their affiliates.                  supplements to the prospectus supplement
                                   dated June 28, 2002, November 26, 2002, and
This supplement may be             February 24, 2004 and in the prospectus of
used to offer and sell the         the depositor dated December 14, 2001. You
notes only if                      are urged to read this supplement, the
accompanies by the                 prospectus supplement, the supplements
prospectus supplement              described above and the prospectus in full.
and the prospectus.
---------------------------     o  As of February 17, 2004, the note principal
                                   balance of the notes was approximately
                                   $705,484,031.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

March 15, 2004

                       DESCRIPTION OF THE MORTGAGE LOANS

     As of February 1, 2004 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 24,575 mortgage loans having an aggregate principal balance of approximately $715,105,044.

     The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.

                                                                                        As of February 1, 2004
                                                                                 ------------------------------------

Total Number of Mortgage Loans.................................................     24,575
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days............................................................          0.50%
         60-89 days............................................................          0.20%
         90 days or more (excluding pending foreclosures)......................          0.45%
                                                                                         -----
         Total Delinquencies...................................................          1.15%
                                                                                         =====
Foreclosures Pending...........................................................          0.09%
Total Delinquencies and foreclosures pending...................................          1.24%
                                                                                         =====
--------------
(1)  As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Three (3) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide, changed its name to Countrywide Financial Corporation.

     At December 31, 2003, Countrywide and its consolidated subsidiaries provided servicing for approximately $644.855 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At December 31, 2003, Countrywide provided servicing for approximately $19.044 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                               Delinquency and Foreclosure Experience

                     As of December 31, 2000      As of December 31, 2001       As of December 31, 2002   As of December 31, 2003
                 -------------------------------------------------------------------------------------------------------------------
                     Principal                    Principal                    Principal                    Principal
                      Balance      Percentage      Balance      Percentage      Balance       Percentage     Balance      Percentage
                 ----------------- ---------- ----------------- ---------- ------------------ ---------- ---------------- ----------
Portfolio....... $3,748,790,561.82     --     $5,479,012,451.54     --     $10,640,766,181.58    --    $18,965,891,972.70    --
Delinquency
percentage
  30-59 Days.... $   14,580,950.53    0.39%   $   28,456,872.07    0.52%   $    42,864,688.91   0.40%  $    61,283,288.31   0.32%
  60-89 Days....      4,626,810.83    0.12%        7,555,089.12    0.14%        10,661,957.76   0.10%       15,962,355.26   0.08%
  90+ Days......     10,660,110.74    0.28%       21,422,742.71    0.39%        19,421,702.11   0.18%       37,736,971.30   0.20%
                 -----------------   ------   -----------------   -------  ------------------  ------- ------------------  -------
        Total... $   29,867,872.10    0.80%   $   57,434,703.90    1.05%   $    72,948,348.78   0.69%  $   114,982,614.87   0.61%
Foreclosure
Rate............ $    1,232,842.13    0.03%   $    3,142,409.33    0.06%   $     6,603,778.76   0.06%  $     4,984,448.78   0.03%
Bankruptcy Rate. $    9,192,831.89    0.25%   $   12,681,563.87    0.23%   $    43,053,210.55   0.40%  $    41,137,908.75   0.22%


                           DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes
- Application of Investor Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

     As of February 17, 2004, the Note Principal Balance of the notes was $705,484,031. For additional information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

     The February 2004 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

                               THE NOTE INSURER

     MBIA Insurance Corporation is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

     MBIA Insurance Corporation files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. MBIA Insurance Corporation's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect that upon their sale for cash or property by the corporate affiliate to unrelated parties (which sale has since been consummated), for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

     Prospective investors should consider carefully consult their tax advisors with respect to the income tax consequences of an investment in the notes discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex II of the Prospectus Supplement. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.

                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement, and herein should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations, regarding the availability of exemptive relief for a Plan's investment in the notes.

                                    RATINGS

     The notes are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                                       Range
                                                                                                 -----

Aggregate Principal Balance                                             $950,787,486

Weighted Average Loan Rate                                                     5.83%        2.50%  to     10.38%
Weighted Average Gross Margin                                                  1.84%       -1.50%  to      7.00%
Weighted Average Maximum Mortgage Rate                                        17.88%        6.00%  to     21.00%
Average Principal Balance                                                    $28,507           $0  to   $995,000
Average Credit Limit                                                         $39,541       $4,500  to   $995,000
Weighted Average Scheduled Remaining Term (months)                               283           97  to        287
Weighted Average Combined Loan-to-Value Ratio                                 82.77%        5.00%  to    100.00%
Average Credit Limit Utilization Rate                                         74.07%        0.00%  to    100.00%
Weighted Average Credit Score                                                    715          521  to        823

Loan Programs

                                                                                                      Percentage of
                                                  Number of      Aggregate Unpaid          Reference Date Aggregate
Loan Programs                                Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
5 Yr Draw, 5Yr Repay                                     64            $1,204,198                              0.13 %
5 Yr Draw, 10Yr Repay                                   362           $11,533,700                              1.21
10 Yr Draw, 10Yr Repay                                  574           $11,932,642                              1.26
10 Yr Draw, 15Yr Repay                               32,165          $921,507,816                             96.92
15 Yr Draw, 0Yr Repay                                     8              $154,352                              0.02
15 Yr Draw, 10Yr Repay                                  180            $4,454,778                              0.47
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================

Principal Balances

                                                                                                      Percentage of
Range of                                          Number of      Aggregate Unpaid          Reference Date Aggregate
Principal Balance                            Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
$ 0.00 to $10,000                                     7,773           $21,283,493                              2.24 %
$ 10,000.01 to $20,000                                8,492          $130,601,387                             13.74
$ 20,000.01 to $30,000                                6,992          $176,253,493                             18.54
$ 30,000.01 to $40,000                                3,601          $125,438,857                             13.19
$ 40,000.01 to $50,000                                2,390          $108,710,678                             11.43
$ 50,000.01 to $60,000                                1,039           $57,206,634                              6.02
$ 60,000.01 to $70,000                                  750           $48,813,858                              5.13
$ 70,000.01 to $80,000                                  525           $39,528,394                              4.16
$ 80,000.01 to $90,000                                  367           $31,385,247                              3.30
$ 90,000.01 to $100,000                                 487           $47,174,774                              4.96
$100,000.01 to $125,000                                 277           $31,155,239                              3.28
$125,000.01 to $150,000                                 321           $45,399,543                              4.77
$150,000.01 to $175,000                                  81           $13,169,703                              1.39
$175,000.01 to $200,000                                  64           $12,167,236                              1.28
$200,000.01 to $225,000                                  33            $7,033,462                              0.74
$225,000.01 to $250,000                                  30            $7,254,514                              0.76
$250,000.01 to $275,000                                  21            $5,453,432                              0.57
$275,000.01 to $300,000                                  35           $10,207,978                              1.07
$300,000.01 to $325,000                                  12            $3,758,355                              0.40
$325,000.01 to $350,000                                   9            $3,078,781                              0.32
$350,000.01 to $375,000                                   9            $3,280,435                              0.35
$375,000.01 to $400,000                                  11            $4,321,097                              0.45
$400,000.01 to $425,000                                   3            $1,237,356                              0.13
$425,000.01 to $450,000                                   5            $2,206,236                              0.23
$450,000.01 to $475,000                                   4            $1,860,937                              0.20
$475,000.01 to $500,000                                  11            $5,470,024                              0.58
$500,000.01 to $525,000                                   1              $509,500                              0.05
$525,000.01 to $550,000                                   2            $1,078,867                              0.11
$575,000.01 to $600,000                                   2            $1,199,300                              0.13
$600,000.01 to $625,000                                   1              $623,580                              0.07
$625,000.01 to $650,000                                   1              $627,211                              0.07
$700,000.01 to $725,000                                   1              $724,885                              0.08
$775,000.01 to $800,000                                   2            $1,578,000                              0.17
$975,000.01 to $1,00,000                                  1              $995,000                              0.10
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================

Geographic Distribution

                                                                                                      Percentage of
                                                  Number of      Aggregate Unpaid          Reference Date Aggregate
State                                        Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
Alabama                                                 550           $11,280,056                              1.19 %
Alaska                                                   73            $2,592,471                              0.27
Arizona                                               1,043           $28,828,303                              3.03
California                                            7,405          $273,489,077                             28.76
Colorado                                              1,572           $55,992,374                              5.89
Connecticut                                             361           $11,449,151                              1.20
Delaware                                                 55            $1,589,022                              0.17
District of Columbia                                     41            $1,234,939                              0.13
Florida                                               2,213           $53,576,338                              5.63
Georgia                                               1,134           $31,896,711                              3.35
Hawaii                                                  238            $9,071,810                              0.95
Idaho                                                   392            $9,354,793                              0.98
Illinois                                              1,213           $32,307,446                              3.40
Indiana                                                 525           $10,541,424                              1.11
Iowa                                                    217            $4,055,500                              0.43
Kansas                                                  432            $8,878,004                              0.93
Kentucky                                                327            $8,656,974                              0.91
Louisiana                                               283            $5,603,286                              0.59
Maine                                                    85            $2,077,307                              0.22
Maryland                                                493           $12,585,459                              1.32
Massachusetts                                           680           $22,191,789                              2.33
Michigan                                              1,525           $34,901,709                              3.67
Minnesota                                               481           $12,507,053                              1.32
Mississippi                                             105            $2,358,647                              0.25
Missouri                                                667           $13,153,105                              1.38
Montana                                                 141            $3,136,189                              0.33
Nebraska                                                100            $1,934,400                              0.20
Nevada                                                  567           $16,885,101                              1.78
New Hampshire                                           154            $3,602,129                              0.38
New Jersey                                              889           $26,742,835                              2.81
New Mexico                                              222            $5,531,430                              0.58
New York                                                894           $31,759,665                              3.34
North Carolina                                          860           $19,815,490                              2.08
North Dakota                                             23              $450,619                              0.05
Ohio                                                  1,001           $21,370,848                              2.25
Oklahoma                                                382            $8,305,413                              0.87
Oregon                                                  571           $15,206,403                              1.60
Pennsylvania                                          1,135           $24,018,226                              2.53
Rhode Island                                             70            $1,539,638                              0.16
South Carolina                                          271            $5,951,096                              0.63
South Dakota                                             23              $464,122                              0.05
Tennessee                                               577           $12,614,209                              1.33
Texas                                                   120            $3,132,795                              0.33
Utah                                                    620           $17,327,157                              1.82
Vermont                                                  30              $939,890                              0.10
Virginia                                                616           $17,000,019                              1.79
Washington                                            1,202           $35,864,745                              3.77
West Virginia                                            66            $1,282,994                              0.13
Wisconsin                                               591           $11,500,158                              1.21
Wyoming                                                 118            $4,239,167                              0.45
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================

Combined Loan-to-Value Ratios

                                                                                                      Percentage of
Range of                                          Number of      Aggregate Unpaid          Reference Date Aggregate
Combined Loan-to-Value Ratios(%)             Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
0 -10.00                                                 26              $773,335                              0.08 %
10.01-20.00                                             130            $4,243,815                              0.45
20.01-30.00                                             182            $7,649,442                               0.8
30.01-40.00                                             400           $14,757,597                              1.55
40.01-50.00                                             667           $26,061,675                              2.74
50.01-60.00                                           1,133           $37,724,414                              3.97
60.01-70.00                                           2,990          $103,508,684                             10.89
70.01-80.00                                           4,722          $164,092,649                             17.26
80.01-90.00                                          12,687          $308,296,482                             32.43
90.01-100.00                                         10,416          $283,679,393                             29.84
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================



Loan Rates

                                                                                                      Percentage of
Range of Loan                                     Number of      Aggregate Unpaid          Reference Date Aggregate
Rates(%)                                     Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
2.001 - 2.500                                             1              $434,961                              0.05 %
3.501 - 4.000                                         3,102          $125,980,623                             13.25
4.001 - 4.500                                         3,517          $136,575,332                             14.36
4.501 - 5.000                                           488           $29,427,688                              3.10
5.001 - 5.500                                         2,578           $63,922,909                              6.72
5.501 - 6.000                                         6,746          $144,427,197                             15.19
6.001 - 6.500                                         8,229          $224,038,572                             23.56
6.501 - 7.000                                         2,906           $78,404,721                              8.25
7.001 - 7.500                                         3,561           $98,511,963                             10.36
7.501 - 8.000                                         1,228           $26,554,616                              2.79
8.001 - 8.500                                           433            $9,485,760                              1.00
8.501 - 9.000                                           499           $11,712,966                              1.23
9.001 - 9.500                                            41              $552,111                              0.06
9.501 - 10.000                                            1               $14,080                              0.00
10.001 - 10.500                                          23              $743,988                              0.08
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================

Property Type

                                                                                                      Percentage of
                                                  Number of      Aggregate Unpaid          Reference Date Aggregate
Description                                  Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
Single Family Residence                              26,105          $739,356,129                             77.76 %
Planned Unit Development (PUD)                        4,671          $149,344,147                             15.71
Low-rise Condominium                                  2,074           $47,864,654                              5.03
2-4 Family Residence                                    326            $9,347,064                              0.98
High-rise Condominium                                    97            $3,098,380                              0.33
Manufactured Housing(1)                                  80            $1,777,113                              0.19
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================
(1) Treated as real property

Lien Priority

                                                                                                      Percentage of
                                                  Number of      Aggregate Unpaid          Reference Date Aggregate
Lien Property                                Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
1st Liens                                    758              $69,155,716                                      7.27 %
2nd Liens                                 32,595             $881,631,770                                     92.73
-------------------------------------------------------------------------------------------------------------------

Total                                     33,353             $950,787,486                                       100 %
===================================================================================================================



Gross Margins

                                                                                                      Percentage of
Range of Gross                                    Number of      Aggregate Unpaid          Reference Date Aggregate
Margins(%)                                   Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
Less Than Zero                                            1              $434,961                              0.05 %
0.000                                                 3,104          $125,903,111                             13.24
0.001 - 0.250                                           502           $21,990,071                              2.31
0.251 - 0.500                                         2,979          $114,039,116                             11.99
0.501 - 0.750                                           128            $8,013,913                              0.84
0.751 - 1.000                                           336           $21,157,835                              2.23
1.001 - 1.250                                         1,599           $43,597,985                              4.59
1.251 - 1.500                                         1,012           $20,845,182                              2.19
1.501 - 1.750                                           723           $20,232,669                              2.13
1.751 - 2.000                                         5,997          $122,524,747                             12.89
2.001 - 2.250                                         2,429           $61,365,884                              6.45
2.251 - 2.500                                         5,758          $161,308,462                             16.97
2.501 - 2.750                                           632           $23,456,658                              2.47
2.751 - 3.000                                         2,295           $55,799,319                              5.87
3.001 - 3.250                                           461            $9,634,728                              1.01
3.251 - 3.500                                         3,114           $89,557,717                              9.42
3.501 - 3.750                                         1,058           $22,452,879                              2.36
3.751 - 4.000                                           191            $4,845,434                              0.51
4.001 - 4.250                                           316            $6,634,766                              0.70
4.251 - 4.500                                           134            $3,255,158                              0.34
4.501 - 4.750                                           415           $10,313,931                              1.08
4.751 - 5.000                                           101            $2,067,113                              0.22
5.001 - 5.250                                             3               $34,015                              0.00
5.251 - 5.500                                            40              $536,431                              0.06
5.501 - 5.750                                             1               $14,080                              0.00
6.001 - 6.250                                            17              $547,509                              0.06
6.251 - 6.500                                             6              $196,479                              0.02
6.751 - 7.000                                             1               $27,334                              0.00
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================

Maximum Loan Rates

                                                                                                      Percentage of
Maximum                                           Number of      Aggregate Unpaid          Reference Date Aggregate
Loan Rates(%)                                Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
6.00                                                      1               $36,578                              0.00 %
8.75                                                     67            $1,465,587                              0.15
10.75                                                     1                    $0                              0.00
16.00                                                   967           $23,677,060                              2.49
17.00                                                 2,272           $55,971,611                              5.89
18.00                                                30,022          $868,892,662                             91.39
21.00                                                    23              $743,988                              0.08
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================



Months Remaining to Scheduled Maturity

                                                                                                      Percentage of
Months Remaining to                               Number of      Aggregate Unpaid          Reference Date Aggregate
Maturity                                     Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
97 - 108                                                 64            $1,204,198                              0.13 %
157 - 168                                               370           $11,688,052                              1.23
217 - 228                                               574           $11,932,642                              1.26
265 - 276                                                 5              $118,633                              0.01
277 - 288                                            32,340          $925,843,960                             97.38
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================



Origination Year

                                                                                                      Percentage of
                                                  Number of      Aggregate Unpaid          Reference Date Aggregate
Year of Origination                          Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
2001                                                     29              $775,883                              0.08 %
2002                                                 33,324          $950,011,603                             99.92
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================

Range of Credit Scores for the Mortgage Loans

                                                                                                      Percentage of
Range of                                          Number of      Aggregate Unpaid          Reference Date Aggregate
Credit Scores                                Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
821 - 840                                                 6               $85,722                              0.01 %
801 - 820                                               440           $10,518,821                              1.11
781 - 800                                             2,451           $57,206,098                              6.02
761 - 780                                             3,892           $99,055,557                             10.42
741 - 760                                             4,534          $121,298,691                             12.76
721 - 740                                             4,731          $131,538,292                             13.83
701 - 720                                             5,524          $163,749,144                             17.22
681 - 700                                             4,624          $146,375,377                             15.40
661 - 680                                             4,124          $130,428,035                             13.72
641 - 660                                             1,723           $52,669,314                              5.54
621 - 640                                             1,207           $34,479,640                              3.63
601 - 620                                                84            $2,868,041                              0.30
581 - 600                                                 8              $283,351                              0.03
561 - 580                                                 3              $108,079                              0.01
521 - 540                                                 2              $123,322                              0.01
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================

Credit Limit Range

                                                                                                      Percentage of
Range of Credit                                   Number of      Aggregate Unpaid          Reference Date Aggregate
Limits($)                                    Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
$ 0.00 to $10,000                                     1,280            $7,837,759                              0.82 %
$ 10,000.01 to $20,000                                9,152          $108,925,079                             11.46
$ 20,000.01 to $30,000                                8,684          $171,595,800                             18.05
$ 30,000.01 to $40,000                                4,584          $123,227,967                             12.96
$ 40,000.01 to $50,000                                3,704          $120,362,060                             12.66
$ 50,000.01 to $60,000                                1,323           $57,117,482                              6.01
$ 60,000.01 to $70,000                                  869           $44,004,494                              4.63
$ 70,000.01 to $80,000                                  785           $42,109,708                              4.43
$ 80,000.01 to $90,000                                  496           $31,321,536                              3.29
$ 90,000.01 to $100,000                               1,073           $65,919,278                              6.93
$100,000.01 to $125,000                                 326           $27,238,072                              2.86
$125,000.01 to $150,000                                 523           $52,846,184                              5.56
$150,000.01 to $175,000                                  86           $10,039,202                              1.06
$175,000.01 to $200,000                                 136           $16,093,718                              1.69
$200,000.01 to $225,000                                  48            $6,395,698                              0.67
$225,000.01 to $250,000                                  50            $8,255,532                              0.87
$250,000.01 to $275,000                                  26            $5,090,470                              0.54
$275,000.01 to $300,000                                  77           $14,628,079                              1.54
$300,000.01 to $325,000                                  11            $2,446,918                              0.26
$325,000.01 to $350,000                                  16            $3,577,453                              0.38
$350,000.01 to $375,000                                  12            $2,541,732                              0.27
$375,000.01 to $400,000                                  19            $4,927,545                              0.52
$400,000.01 to $425,000                                   5            $1,567,155                              0.16
$425,000.01 to $450,000                                   9            $2,531,748                              0.27
$450,000.01 to $475,000                                   9            $2,446,910                              0.26
$475,000.01 to $500,000                                  36            $9,669,359                              1.02
$500,000.01 to $525,000                                   1              $290,584                              0.03
$525,000.01 to $550,000                                   3            $1,178,867                              0.12
$575,000.01 to $600,000                                   2            $1,199,300                              0.13
$625,000.01 to $650,000                                   2            $1,136,711                              0.12
$650,000.01 to $675,000                                   1              $623,580                              0.07
$700,000.01 to $725,000                                   1              $724,885                              0.08
$775,000.01 to $800,000                                   2            $1,578,000                              0.17
$950,000.01 to $975,000                                   1              $343,621                              0.04
$975,000.01 to $1,000,00                                  1              $995,000                              0.10
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================

Credit Limit Utilization Rates

                                                                                                      Percentage of
Range of Credit Limit                             Number of      Aggregate Unpaid          Reference Date Aggregate
Utilization Rates(%)                         Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
0.00%                                                 4,532                   $22                              0.00 %
0.01% - 10.00%                                          433            $1,214,237                              0.13
10.01% - 20.00%                                         475            $3,748,262                              0.39
20.01% - 30.00%                                         572            $6,882,980                              0.72
30.01% - 40.00%                                         641           $11,087,227                              1.17
40.01% - 50.00%                                         811           $15,694,477                              1.65
50.01% - 60.00%                                         916           $22,267,014                              2.34
60.01% - 70.00%                                       1,165           $30,773,151                              3.24
70.01% - 80.00%                                       1,593           $47,702,222                              5.02
80.01% - 90.00%                                       2,572           $78,666,554                              8.27
90.01% - 100.00%                                     19,643          $732,751,339                             77.07
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================



Delinquency Status

                                                                                                      Percentage of
                                                  Number of      Aggregate Unpaid          Reference Date Aggregate
Delinquency Status                           Mortgage Loans     Principal Balance                 Principal Balance
-------------------------------------------------------------------------------------------------------------------
Current                                              33,048          $940,094,825                              0.99 %
30-59 days                                              158            $4,989,819                              0.01
60-89 days                                               40            $1,496,748                              0.00
90+ days                                                107            $4,206,094                              0.00
-------------------------------------------------------------------------------------------------------------------

Total                                                33,353          $950,787,486                               100 %
===================================================================================================================

                                   EXHIBIT 2

                        -----------------------------------------------------------------------------------
                       |                           Countywide Home Loans Inc.                              |
                       |                                                                                   |
                       |              Revolving Home Equity Loan Asset Backed Certificates                 |
                       |                                                                                   |
                       |                                 Series 2002-D                                     |
                        -----------------------------------------------------------------------------------

Distribution Date:         February 17, 2004



-------------------------------------------------------------------------------------------------------------------------------
                   Original        Beginning                                                                       Ending

                     Note            Note                                           Note          Investor          Note

                   Principal       Principal      Principal        Interest     Distribution        Loss         Principal

    Class           Balance         Balance      Distribution   Distribution*      Amount          Amount         Balance
-------------------------------------------------------------------------------------------------------------------------------
    Note      1,500,000,000.00  $728,210,514.50 $22,726,483.57   $894,485.25     $23,620,968.82       $0.00   $705,484,030.93


-------------------------------------------------------------------------------------------------------------------------------
    TOTAL     $1,500,000,000.00 $728,210,514.50 $22,726,483.57   $894,485.25     $23,620,968.82       $0.00   $705,484,030.93
-------------------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------
                                               AMOUNTS PER $1,000 UNIT
---------------------------------------------------------------------------------------------------------------------

                                   Beginning                                          Note             Ending

                                     Note           Principal       Interest      Distribution          Note

    Class          CUSIP       Principal Balance   Distribution   Distribution       Amount      Principal Balance
---------------------------------------------------------------------------------------------------------------------
     Note        126671QZ2       485.47367633      15.15098905     0.59632350     15.74731255       470.32268729



---------------------------------------------------------------------------------------------------------------------





----------------------------------
              Rates
----------------------------------


    Class           Note
----------------------------------
    Note            1.340000%
----------------------------------



Investor Certificate Rates based on a LIBOR of:                    1.10000%









                                                                                                               Page 4

                        -----------------------------------------------------------------------------------
                       |                           Countywide Home Loans Inc.                              |
                       |                                                                                   |
                       |              Revolving Home Equity Loan Asset Backed Certificates                 |
                       |                                                                                   |
                       |                                 Series 2002-D                                     |
                        -----------------------------------------------------------------------------------

         Distribution Date:   February 17, 2004

                  Information pursuant to Section 4.04 of the

               Sale and Servicing Agreement dated June 28, 2002



(i)           Investor Floating Allocation Percentage             98.74865%


(ii)          Investor Distribution Amount                    23,620,968.82

(iii)         Note Interest                                      894,485.25

              Note Interest not payable,

                  due to insufficient Investor Interest

                  Collections                                          0.00

(iv)          Unpaid Investor Interest Shortfall paid                  0.00

              Per $1000 of Original Investor Principal

              Balance                                             0.0000000

(v)           Remaining Unpaid Investor Interest Shortfall             0.00

              Per $1000 of Original Investor Principal

              Balance                                             0.0000000


(vi), (vii)   Principal Distributed

              Investor Loss Amount paid as principal             147,325.47

              Investor Loss Reduction Amounts paid as

              principal                                                0.00

              Accelerated Principal Distribution Amount          394,932.90

              Scheduled Principal Collections Payment Amount  22,184,225.20

              Guaranteed Principal Distribution Amount                 0.00
                                                            ----------------
              Total Principal Distributed                     22,726,483.57


(viii)        Unreimbursed Investor Loss Reduction Amounts             0.00

              Per $1000 of Original Investor Principal

              Balance                                             0.0000000


(ix)          Basis Risk Carryforward Distributed                      0.00


(x)           Basis Risk Carryforward Remaining                        0.00


(xi)          Servicing Fee                                      307,266.03

              Accrued and Unpaid Servicing Fees from Prior

              Periods                                                  0.00


(xii)         Invested Amount (before distributions)         728,210,514.50

              Invested Amount (after distributions)          705,484,030.93

              Investor Certificate Principal Balance (after

              distributions)                                 705,484,030.93

              Loan Factor                                         0.4838913


(xiii)        Asset Balance of Mortgage Loans                715,105,043.66

(xiv)         Credit Enhancement Draw Amount                           0.00

                        -----------------------------------------------------------------------------------
                       |                           Countywide Home Loans Inc.                              |
                       |                                                                                   |
                       |              Revolving Home Equity Loan Asset Backed Certificates                 |
                       |                                                                                   |
                       |                                 Series 2002-D                                     |
                        -----------------------------------------------------------------------------------

             Distribution Date: February 17, 2004


(xv)         Delinquency Information
                                 ----------------------------------------------
                                     Count       Balance     % of Group Bal
                                 ----------------------------------------------
                 30-59 days            122     4,608,172.13      0.644405%
                 60-89 days             49     1,282,241.19      0.179308%
              90 or more days          111     3,746,573.96      0.523919%
                                 ----------------------------------------------
                   Total               282     9,636,987.28      1.347632%
                                 ----------------------------------------------

              *Note: The above statistics do not include loans in foreclosure proceedings or REO properties.

                                 ----------------------------------------------
                                     Count       Balance     % of Group Bal
                                 ----------------------------------------------
                Bankruptcy             96      2,806,944.47      0.392522%
                                 ----------------------------------------------
                                 *Note:  Bankruptcy Loans are also included in
                                 Delinquencies

(xvi)        Foreclosure and REO Information

                                 ----------------------------------------------
                                     Count       Balance     % of Group Bal
                                 ----------------------------------------------
                Foreclosure            21        930,826.36      0.130166%
                    REO                3         139,655.58      0.019529%
                                 ----------------------------------------------
                   Total               24      1,070,481.94      0.149696%
                                 ----------------------------------------------



(xvii)       Optional Servicer Advances (Current Collection

             Period)                                                    0.00

             Optional Servicer Advances (Outstanding)                   0.00


(xviii)      Note Rate                                             1.340000%


(xix)        Mortgage Loans retransferred to the Transferor pursuant

             to Sect. 2.04 and 2.06 Count                                  0

             Principal Balance                                          0.00


(xx)         Subordinated Transferor Collections                7,781,326.80


(xxi)        Overcollateralization Step-Down Amount                     0.00


(xxii)       Available Transferor Subordinated Amount           9,621,012.73

             Required Transferor Subordinated Amount            9,622,879.65

             Interest Collections (non-Investor)                   41,822.53

             Transferor Principal Collections                   7,739,504.27


(xxiii)      Mortgage Loans for which the Mortgage Loan

             File was not delivered to the Indenture        Number                     0

             Trustee within 30 days of the Closing Date     Balance                 0.00







                                                                                                      Page 3

                        -----------------------------------------------------------------------------------
                       |                           Countywide Home Loans Inc.                              |
                       |                                                                                   |
                       |              Revolving Home Equity Loan Asset Backed Certificates                 |
                       |                                                                                   |
                       |                                 Series 2002-D                                     |
                        -----------------------------------------------------------------------------------


Distribution Date: February 17, 2004



                                               Other information

Transferor Principal Balance (Beginning)                                  9,227,946.75
Transferor Principal Balance (Ending)                                     9,621,012.73
Investor Fixed Allocation Percentage                                            98.75%
Periods until Step-Down Remittance Date                                             12


Mortgage Loans Payment Summary
Interest Received                                                         3,649,455.34
Net Liquidation Proceeds (Allocable to Interest)                                  0.00
Insurance Proceeds (Allocable to Interest)                                        0.00
Servicer Optional Advance (Allocable to Interest)                                 0.00
Purchase Price per Sect. 2.02 (a) (Allocable to Interest)                         0.00
Purchase Price (90+ Day Delinq) (Allocable to Interest)                           0.00
Residual Advance                                                                  0.00
                                                                  ---------------------
Total Interest                                                            3,649,455.34
Investor Interest Collections                                             3,300,366.78


Begining Balance                                                        737,438,461.25
Principal Collections                                                    29,923,729.47
Net Liquidation Proceeds (Alloc. to Principal)                                    0.00
Insurance Proceeds (Alloc. to Principal)                                          0.00
Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)                           0.00
Purchase Price (90+ Day Delinq) (Alloc. to Principal)                             0.00
Loans Removed from the Trust by the Servicer per Sect. 2.06                       0.00
Transfer Deposit Amount per Sect. 2.02 (a)                                        0.00
                                                                  ---------------------
Total Principal                                                          29,923,729.47


Additional Balances                                                       7,739,504.27
Ending Principal Balance                                                715,105,043.66
Total Collections                                                        33,265,918.78
Alternative Principal Payment                                            22,184,225.20


Loans Average Daily Balance                                             738,158,073.17


Weighted Average Loan Rate                                                     5.7821%
Weighted Average Net Loan Rate                                                 5.1621%
Maximum Rate                                                                   5.0914%


Excess Interest                                                           1,790,802.16


                                                                                                      Page 4

                        -----------------------------------------------------------------------------------
                       |                           Countywide Home Loans Inc.                              |
                       |                                                                                   |
                       |              Revolving Home Equity Loan Asset Backed Certificates                 |
                       |                                                                                   |
                       |                                 Series 2002-D                                     |
                        -----------------------------------------------------------------------------------


Distribution Date: February 17, 2004

Loan Modification Summary                                   Current        Cumulative    % of Initial
                                                            -------        ----------    ------------
Loans with Senior Lien Balance Modification
  (CLTV<80%)                                                226,654.79    23,309,928.24       1.58%
Loans with Senior Lien Balance Modification
  (CLTV>80%)                                                368,468.65    45,332,464.90       3.07%
Loans with Credit Limit Modification                        881,550.00    25,372,752.00       1.72%
Loans with Gross Margin Modification                        203,346.16    14,221,521.32       0.96%


Credit Enhancer Information
Amount due to Credit Enhancer from Prepayment
Shortfall                                                         0.00
MBIA Surety Bond in force?                                  YES
Credit Enhancement Draw Amount                                    0.00
Guaranteed Principal Payment Amount                               0.00
Guaranteed Distribution                                     894,485.25
Credit Enhancement Premium                                   72,821.00


Required O/C Amount                                               0.00
Beginning O/C Amount                                              0.00
Ending O/C Amount                                                 0.00
Ending O/C Amount (% of Original Pool Balance)                 0.0000%


Liquidation Loss Amount (Current Period)                    149,192.39
Liquidation Loss Amount (Cumulative)                      1,658,368.87





Monthly Delinquency Rate                                       0.8271%
Rolling Six Month Delinquency Rate                             0.7055%
Spread Rate                                                    3.8013%
Excess Spread Rate                                             3.8221%

Required Subordinated Percentage                                 1.50%
Balance used for Required Subordinated Amount         Initial Balance
Initial Subordinated Amount                            (22,178,435.82)
Can Required Transferor Subordinated Amount be
  Reduced?                                                  NO
Has a Rapid Amortization Event occurred?                    NO
Cause of Rapid Amortization Event.                          NA
Has an Event of Servicing Termination occurred?             NO
Cause of Event of Servicing Termination.                    NA










                                                                                                      Page 5

----------------------------------------------------------------------------------------------------------------
                                             RECONCILIATION REPORT

                                                                   ISSUE DATE:                28-Jun-02
   DEAL NAME:        COUNTRYWIDE HOME LOANS, INC.                  DISTRIBUTION DATE:         17-Feb-04
                     Revolving Home Equity Loan Asset Backed       DETERMINATION DATE         12-Feb-04
                     Certificates, Series 2002-D                   RUN DATE:                  06-Feb-04
                                                                                              01:44:56 PM
----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
I. CASH RECONCILIATION
-------------------------------------------------------------------------------------------


A. Cash Available for Distribution                                                Total
Net Collections Interest Collections - per Servicer Report                   $3,342,189.31
Principal Collections - per Servicer Report                                 $29,923,729.47
Residual Advance                                                                     $0.00
Cash Released from Additional Loan Account                                           $0.00
Insured Payment                                                                      $0.00
---------------------------                                                ================
Total Deposit to Collection Account                                         $33,265,918.78


-------------------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
-------------------------------------------------------------------------------------------


A. Amounts Distributed:


Section 5.01


Premium to Credit Enhancer                                                      $72,821.00
Investor Certificate Interest and Unpaid Investor Certificate Interest         $894,485.25
Unreimbursed Credit Enhancement Draw Amounts                                         $0.00
Amounts owed Master Servicer per Sect. 3.08 and 5.03                                 $0.00
Basis Risk Carryforward                                                              $0.00
Class A Investor Certificate Principal Distributed                          $22,726,483.57
Transferor Interest Distributed                                              $1,832,624.69
Transferor Principal Distributed                                             $7,739,504.27
                                                                           ================



Total Distributions                                                         $33,265,918.78

                                                                           ----------------
Difference (Remains in Collections Account)                                |         $0.00 |
                                                                           ----------------


Balance Reconciliation
----------------------
Loan Group Beginning Balance                                               $737,438,461.25
Loan Group Ending Balance                                                  $715,105,043.66
                                                                           ================
Change in Balance                                                           $22,333,417.59
Principal Collections                                                       $29,923,729.47
Liquidation Loss Amount                                                        $149,192.39
Additional Balances                                                          $7,739,504.27
Additional Loan Account Draw                                                         $0.00
                                                                           ================
Balance Check                                                                        $0.00








                                                                                                          Page 6